Exhibit 16.1

June 24, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Re:	Reptron Electronics, Inc. 401(k) Retirement Savings Plan

File No. 000-23426

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Reptron Electronics, Inc. 401(k) Retirement Savings Plan dated June 22, 2004 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP